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EXHIBIT 23.1

The Board of Directors and Stockholders
Morton Industrial Group, Inc.:

        We consent to incorporation by reference in the registration statements (Nos. 333-68927 and 333-69575) on Form S-8 of Morton Industrial Group, Inc. of our report dated March 25, 2002, except as to note 2 which is as of November 1, 2002, relating to the consolidated balance sheets of Morton Industrial Group, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows and the consolidated financial statement schedule for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001, annual report on Form 10-K of Morton Industrial Group, Inc. Our report refers to a change in the accounting for derivatives and hedging activities.

KPMG LLP

Indianapolis, Indiana

March 25, 2002, except as to note 2 which is as of November 1, 2002

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  EXHIBIT 23.1